                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the 1989, 1991 and 1993 stock option plans and the 1995 performance equity plan (Form S-8 No. 33-00142), (Form S-8 No. 33-00144), Employee Stock Purchase Plan (Form S-8 No. 333-30197), 1995 Nonqualified Stock Option Plan for Non-Employee Directors and certain nonqualified stock options (Form S-8 No. 333-31439), 1999 Stock Option Plan (Form S-8 No. 333-37462),
Senior PIK Preferred Stock (Form S-4 No. 333-42017), and Registration of shares underlying certain warrants (Form S-3 No. 333-50853) of our reports dated March 14, 2001, with respect to the consolidated financial statements of Source Media, Inc., and SourceSuite LLC (formed on March 3, 2000) and our report dated March 3, 2000, with respect to the financial statements of SourceSuite LLC (formed on November 17, 1999) included in the Annual Report (Form 10-K) of Source Media, Inc. for the year ended December 31, 2000.

                                                  ERNST & YOUNG LLP

Dallas, Texas
April 5, 2001